                                                                     PAGE 1
                                                                     Exhibit 3.1


                               STATE OF DELAWARE

4696                                 [LOGO]

                          OFFICE OF SECRETARY OF STATE

                                ----------------

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF AMRE, INC. FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A.D. 1987, AT 10 O'CLOCK A.M.

                                | | | | | | | | |







[SEAL]                                      /s/ MICHAEL HARKINS
                                            -----------------------------------
                                            Michael Harkins, Secretary of State

                                            AUTHENTICATION:  |1104307
737034048                                             DATE:  02/03/1987

                          CERTIFICATE OF INCORPORATION            FILED

                                       OF                       FEB 3 1987

                                   AMRE, INC.             /s/ MICHAEL HARKINS
                                                          -------------------
                                   ARTICLE I              DEPARTMENT OF STATE

                                      Name

        The name of the Corporation is AMRE, Inc.


                                   ARTICLE II

                          Registered Office and Agent

        The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

                                    Purpose

        The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

                            Authorized Capital Stock

        The aggregate number of shares which the Corporation shall have authority to issue is eleven million (11,000,000 shares, of which ten million (10,000,000) shares shall be Common Stock, par value of $.01 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.10 per share.

        The following is a statement of the designations, preferences, limitations and relative rights in respect to the shares of Common Stock and Preferred Stock of the Corporation, and of the authority expressly vested in the Board of Directors of the Corporation to establish series of the Preferred Stock and to fix by resolution or resolutions the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof which are not fixed by this Certificate of Incorporation.

        A. Common Stock. The Board of Directors is hereby expressly vested with authority to issue ten million (10,000,000) shares of Common Stock, par value $.01 per share, from time to time. Shares of Common Stock, upon issuance, shall be fully paid and nonassessable. Subject to any prior rights and preferences of the Preferred Stock of any series of the Corporation, such dividends, payable in cash, stock or otherwise, as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, and subject to any prior rights and preferences of the Preferred Stock of any series of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

        B. Preferred Stock. The Board of Directors of the Corporation is hereby expressly vested with authority to issue one million (1,000,000) shares of Preferred Stock, par value $.10 per share, from time to time in series, with such series designation, number of shares in the series, and such powers, preferences and rights and qualifications, limitations or restrictions thereof which are not fixed by this Certificate of Incorporation as may be fixed and determined by resolution or resolutions of the Board of Directors. Shares of any series of the Preferred Stock, upon issuance, may be redeemable if entitled to a preference upon any distribution of the Corporation's assets, whether by dividend or by liquidation, over another class of stock or series of Preferred Stock of the Corporation. The Board of Directors in establishing a series of Preferred Stock is hereby authorized to fix and determine:

                a. The annual rate of dividend, and if cumulative, the date from which such dividends would accumulate.

                b. The price at and the terms and conditions upon which shares may be redeemed.

                c. The amount payable on shares in the event of involuntary liquidation.

                d. The amount payable on shares in the event of voluntary liquidation.

                e. Sinking fund provisions for the redemption or purchase of shares.

                f. The terms and conditions upon which shares may be converted, if the shares of any series are issued with the privilege of conversion.

                g.      Voting rights.

                h. The restrictions, if any, on the transfer of the shares of any series.

        Shares of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution or resolutions of the Board of Directors creating such series.

        C. General Provisions. The Board of Directors, in its discretion, may issue from time to time authorized but unissued shares for such consideration as it may determine, and holders of Common Stock and Preferred Stock shall have no pre-emptive rights, as such holders, to purchase any shares or securities of any class, including Treasury shares, which at any time may be issued or sold or offered for sale by the Corporation.

        At each election of Directors, every stockholder entitled to vote at such meeting shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected. Cumulative voting of shares of stock of the Corporation, whether Common Stock or Preferred Stock, is hereby prohibited.

        No action shall be taken by stockholders of the Corporation by written consent, and notice to the stockholders of the Corporation shall be required prior to stockholder action on any matter, which shall be taken by voting on such matter.

        The Corporation shall be entitled to treat the person in whose name any share or other security is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or other security on the part of any other person, whether or not the Corporation shall have notice thereof.


                                   ARTICLE V
                               Sole Incorporator

        The name and mailing address of the sole incorporator is:

                        Dan Busbee
                        3600 RepublicBank Tower
                        Dallas, Texas 75201-3989


                                   ARTICLE VI
                                   Directors

        The number of Directors constituting the initial Board of Directors is three (3); however, hereafter the number of Directors shall be fixed in the manner provided in the By-Laws of the Corporation at not less than three (3), nor more than twelve (12). The name and mailing address of each initial Director who is to serve as a Director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

              Name                                      Address
              ----                                      -------
       Steven D. Bedowitz                         4949 West Royal Lane
                                                  Irving, Texas 75063

       Robert Levin                               4949 West Royal Lane
                                                  Irving, Texas 75063

       Troy L. Dale                               4949 West Royal Lane
                                                  Irving, Texas 75063

        Any director may be removed, with or without cause, by the holders of the shares then entitled to vote at an election of any such director.


                                  ARTICLE VII
                                    Duration
                        Powers of the Board of Directors

        The Board of Directors may exercise all such powers and do all such lawful acts and things as are not by statute, the By-Laws, or this Certificate of Incorporation directed or required to be exercised and done by the stockholders.


                                   ARTICLE IX
                             Liability of Directors

        No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.


                                   ARTICLE X

                                   Amendments

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

                                    By-Laws

        The initial By-Laws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the Corporation's By-Laws and to adopt new By-Laws, is hereby vested in the Board of Directors, subject, however, to repeal or change by the affirmative vote of the holders of eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend, or repeal this Article.

                                  ARTICLE XII

                    Compromise or Arrangement with Creditors

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly, I have hereunto set my hand this 2nd day of February, 1987.

                                        /s/ DAN BUSBEE
                                        ----------------------------
                                        Dan Busbee

STATE OF TEXAS    )
                  )
COUNTY OF DALLAS  )

        BEFORE ME, the undersigned authority, on this day personally appeared Dan Busbee, known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared to me that the statements therein contained are true and correct and that he executed the same as his act and deed for the purposes therein stated.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE this 2nd day of February, 1987.

                                        /s/ JEAN D. McCLELLAN
                                        -----------------------------
                                        Notary Public, State of Texas
(SEAL)
                                        My Commission Expires: 3/13/90
                                                               -------



                                                RECEIVED FOR RECORD

                                                    FEB 5 1987

                                             William M. Honey, Recorder

                               STATE OF DELAWARE


                                  [STATE SEAL]


                          OFFICE OF SECRETARY OF STATE


                                  ------------


        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF AMRE, INC. FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF

SEPTEMBER, A.D. 1987, AT 10 O'CLOCK A.M.


                              : : : : : : : : : :


                                                 /s/ MICHAEL HARKINS
                                            -----------------------------------
                                            Michael Harkins, Secretary of State


[DEPARTMENT OF STATE SEAL]                  AUTHENTICATION: 1416596

877272026                                   DATE: 09/29/1987

                      CERTIFICATE OF AMENDMENT                    FILED
                                 OF                               10 AM
                     CERTIFICATE OF INCORPORATION              SEP 29 1987
                                 OF                        /s/ MICHAEL HARKINS
                               AMRE, INC.                  SECRETARY OF STATE

        AMRE, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

        1. The Certificate of Incorporation of the Corporation is hereby amended by amending the first two paragraphs and Sections A and B of ARTICLE IV, Authorized Capital Stock, to read as follows:

                "The aggregate number of shares which the Corporation shall have authority to issue is twenty-one million (21,000,000) shares, of which twenty million (20,000,000) shares shall be Common Stock, par value of $.01 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.10 per share.

                The following is a statement of the designations, preferences, limitations and relative rights in respect to the shares of Common Stock and Preferred Stock of the Corporation, and of the authority expressly vested in the Board of Directors of the Corporation to establish series of the Preferred Stock and to fix by resolution or resolutions the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof which are not fixed by this Certificate of Incorporation.

                A.      Common Stock.   The Board of Directors is hereby
        expressly vested with authority to issue twenty million (20,000,000) shares of Common Stock, par value $.01 per share, from time to time. Shares of Common Stock, upon issuance, shall be fully paid and nonassessable. Subject to any prior rights and preferences of the Preferred Stock of any series of the Corporation, such dividends, payable in cash, stock or otherwise, as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, and subject to any prior rights and preferences of the Preferred Stock of any series of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

                B. Preferred Stock. The Board of Directors of the Corporation is hereby expressly vested with authority to issue one million (1,000,000) shares of Preferred Stock, par value $.10 per share, from time to time in series, with such series designation, number of shares in the series, and such powers, preferences and rights and qualifications, limitations or restrictions thereof which are not fixed by this Certificate of Incorporation as may be fixed and determined by resolution or resolutions of the Board of Directors. Shares of any series of the Preferred Stock, upon issuance, may be redeemable if entitled to a preference upon any distributions of the Corporation's assets, whether by dividend or by liquidation, over another class of stock or series of Preferred Stock of the Corporation. The Board of Directors in establishing a series of Preferred Stock is hereby authorized to fix and determine:

                a. The annual rate of dividend, and if cumulative, the date from which such dividends would accumulate.

                b. The price at and the terms and conditions upon which shares may be redeemed.

                c. The amount payable on shares in the event of involuntary liquidation.

                d. The amount payable on shares in the event of voluntary liquidation.

                e. Sinking fund provisions for the redemption or purchase of shares.

                f. The terms and conditions upon which shares may be converted, if the shares of any series are issued with the privilege of conversion.

                g.      Voting rights.

                h. The restrictions, if any, on the transfer of the shares of any series.

        Shares of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retires, shall have the status of authorized and unissued Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution or resolutions of the Board of Directors creating such series."

        2. The Certificate of Incorporation of the Corporation is hereby amended by adopting the following as Article XIII:

                                 "ARTICLE XIII

                             BUSINESS COMBINATIONS

        The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article XIII.

SECTION A

                (1) Except as otherwise expressly provided in Section B of this Article XIII:

                        (i) any merger or combination of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $20,000,000 or more; or

                        (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or of any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20,000,000 or more; or

                        (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                        (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least eighty percent (80% of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter in this Article referred to as the "Voting Stock"), voting together as a single class (it being understood that, for purposes of this Article, each share of Preferred Stock shall have the number of votes granted to it pursuant to any designation of the powers, preferences and rights of any class or series of Preferred Stock made pursuant to Article IV of this Certificate of Incorporation (a "Preferred Stock Designation")). Such affirmative vote shall be required notwithstanding any other Article of this Certificate of Incorporation, or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, but such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation, or any Preferred Stock Designation.

                (2) The term "Business Combination" as used in this Article shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of paragraph A(1).

        SECTION B

        The provisions of Section A of this Article shall not be limited to any particular Business Combination, and a Business Combination shall require only such affirmative vote as is required by law, any other Article of this Certificate of Incorporation, any Preferred Stock Designation, or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the condition specified in the following paragraph B(1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs B(1) and B(2) are met:

                (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director; or

                (2)     All of the following conditions shall have been met:


                        (i) the consideration to be received by holders of
                shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"). If within such two-year period the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Interested Stockholder within such two-year period.

                        (ii) The aggregate amount of the cash and the Fair
                Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph B(2)(ii) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Stockholder has previously acquired any shares of Common Stock):

                                (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or in the transaction in which it became an Interested Stockholder, whichever is higher; plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Cullen/Frost Bank of Dallas, N.A.,

                        Dallas, Texas (or such other major banks headquartered in the City of Dallas as may be selected by the Continuing Directors) from time to time in effect in the City of Dallas, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in form other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

                                (b) the Fair Market Value per share of Common Stock on the Determination Date or Announcement Date, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Cullen/Frost Bank of Dallas, N.A., Dallas, Texas (or such other major banks headquartered in the City of Dallas as may be selected by the Continuing Directors) from time to time in effect in the City of Dallas, less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid in form other than cash, on each share of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Voting Stock; or

                                (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                                (d) (if applicable) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

                                (e) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph B(2)(ii)(c) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                        fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the

                        Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

                        (iii) After such Interested Stockholder has become an Interested Stockholder and prior to the Consummation Date of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, if any, (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors, and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                        (iv) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                        (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business

                Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

SECTION C

        For the purposes of this Article:

                        (1) A "person" shall mean any individual, firm, corporation, or other entity.

                        (2) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any one or a group of more than one Continuing Directors) who or which is the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Stock, and who became a 20% owner of such stock after February 25, 1987. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph C(2) immediately above, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C(3) below, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                        (3) A person shall be a "beneficial owner" of any Voting Stock which:

                                (i)  such person or any of its Affiliates or
                        Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                                (ii) such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                                (iii)  is beneficially owned, directly or
                        indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                        (4) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 22, 1984.

                        (5) "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph C(2) the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Corporation.

                        (6) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director by a majority of the Continuing Directors then on the Board.

                        (7) "Fair Market Value" means: (i) in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks; or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed; or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question is determined by the Board in good faith.

                        (8) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph B(2)(ii) of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

SECTION D

        A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter in this Section specified to be made by the Board) shall have the power to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including without limitation (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or an Associate of another, (4) whether the applicable conditions set forth in paragraph B(2) have been met with respect to any Business Combination, and (5) whether the assets which are the subject of any Business Combination referred to in paragraph A(1)(ii) have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in paragraph A(1)(iii) has, an aggregate Fair Market Value of $20,000,000 or more.

SECTION E

        Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

SECTION F

        Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation, or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article."

        3. The amendments of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Steven D. Bedowitz, the Chairman of its Board of Directors and President, and attested by Bernard M. Lane, its Secretary, this 23rd day of September, 1987.

                                        AMRE, Inc.


                                        By: /s/ STEVEN D. BEDOWITZ
                                            ----------------------
                                            Steven D. Bedowitz
                                            Chairman of the Board, President


ATTEST:


/s/ BERNARD M. LANE
- -------------------
Bernard M. Lane
Secretary

                               State of Delaware          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                        ________________________________


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AMRE, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF APRIL, A.D. 1996, AT 6 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                      /s/ EDWARD J. FREEL
                                      -----------------------------------
             [SEAL]                   Edward J. Freel, Secretary of State

                                      AUTHENTICATION:  7922776
2116513   8100                                  DATE:  04-25-96
960120611

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:00 PM 04/25/1996
960120611 - 2116513

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   AMRE, INC.

        AMRE, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

        1. The Certificate of Incorporation of the Corporation is hereby amended by amending the first paragraph and Section of A of ARTICLE IV, Authorized Capital Stock, to read as follows:

                "The aggregate number of shares which the Corporation shall have authority to issue is forty-one million (41,000,000) shares, of which forty million (40,000,000) shares shall be Common Stock, par value of $.01 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.10 per share.

                A. Common Stock. The Board of Directors is hereby expressly vested with authority to issue forty million (40,000,000) shares of Common Stock, par value $.01 per share, from time to time. Shares of Common Stock, upon issuance, shall be fully paid and nonassessable. Subject to any prior rights and preferences of the Preferred Stock of any series of the Corporation, such dividends, payable in cash, stock or otherwise, as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, and subject to any prior rights and preferences of the Preferred Stock of any series of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

        2. The amendment increases the number of shares of $0.01 par value Common Stock that Corporation is authorized to issue from 20,000,000 to 40,000,000.

        3. The amendments of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Robert M. Swartz, President and Chief Executive Officer this 25th day of April, 1996.

                                      AMRE, Inc.


                                      By: /s/ ROBERT M. SWARTZ
                                          -------------------------------------
                                          Robert M. Swartz
                                          President and Chief Executive Officer